FOR IMMEDIATE RELEASE
Investors and Media:
Julie D. Tracy
Sr. Vice President, Chief Communications Officer Wright Medical Group, Inc. (901) 290-5817 julie.tracy@wmt.com

Wright Medical Group, Inc. Announces Preliminary Fourth Quarter and Full Year 2014 Revenue

Fourth Quarter Global Foot and Ankle Net Sales Expected to Increase Approximately 33% As Reported and 34% Constant Currency

Fourth Quarter Sales Expected to Increase Approximately 23% As Reported and 25% Constant Currency

Full Year 2014 Sales Expected to Increase Approximately 23% to $298 Million

Company to Present Today at J.P. Morgan Healthcare Conference at 2:30 p.m. Pacific Time

MEMPHIS, Tenn. - January 12, 2015 - Wright Medical Group, Inc. (NASDAQ: WMGI) today announced preliminary, unaudited fourth quarter and full year 2014 revenue results. The Company expects revenue for the fourth quarter of 2014 to be approximately $83.3 million, representing growth compared to the year-ago quarter of 23% as reported and 25% on a constant currency basis. For the full year 2014, the Company expects revenue to be approximately $298.0 million, representing growth of 23% both as reported and on a constant currency basis. The Company expects gross margin for the fourth quarter of 2014 to be approximately 77%. These preliminary, unaudited financial results for the quarter and year ending December 31, 2014 are based on current expectations and are subject to quarter-end closing adjustments, actual results may differ.

Robert Palmisano, president and chief executive officer, commented, “Our preliminary fourth quarter results represent a significant acceleration in our U.S. foot and ankle business, driven by improved execution and strong contribution from acquired products and new product launches. Our U.S. foot and ankle business grew approximately 39% on an as reported basis, up significantly from 28% in the third quarter of this year. In particular, global total ankle growth is expected to be approximately 38% for the quarter, driven primarily by the ongoing launch of our INFINITY total ankle replacement system. We also saw continued gains in U.S. foot and ankle sales force productivity and achieved our goal of exiting 2014 at over $1 million per rep. As previously discussed, we have made some progress in increasing our visibility into the international supply chain in the fourth quarter. However, we continued to experience some negative impact in our distributor markets while our direct markets performed well. In addition, both our Upper Extremity and Biologics business remain soft, but we believe both of these areas will be addressed by the pending merger with Tornier and anticipated final FDA approval of AUGMENT Bone Graft. We will continue to focus on improving our execution to realize our full potential.”

Palmisano continued, “I am also pleased to report that of the two pre-approval facility inspections the FDA indicated were required for final approval of AUGMENT Bone Graft, one has been completed with no 483 observations cited by the inspectors, and the other is in progress. Although final audit reports are still pending, based on the information we have today, final FDA approval for AUGMENT Bone Graft could potentially come as early as late first quarter of 2015. Finally, we believe that our pending merger with Tornier will enhance shareholder value through the creation of the premier high-growth Extremities-Biologics company that is uniquely positioned with leading technologies and specialized sales forces in three of the fastest growing areas of orthopaedics.”

Wright plans to report its full financial results and provide more detail for its fourth quarter and full year of 2014, as well as to issue 2015 guidance, after the market close on Wednesday, February 25, 2015, to be followed by its quarterly conference call at 3:30 p.m. Central Time that day.

Update on Hart-Scott-Rodino Review Process for Proposed Merger with Tornier N.V.

As previously announced on December 30, 2014, Tornier N.V. voluntarily withdrew and refiled its Hart-Scott-Rodino (“HSR”) notification and report form relating to the previously announced proposed merger between Wright Medical and Tornier in order to provide the Federal Trade Commission (“FTC”) with additional time to review the proposed transaction in the initial phase. While the Company does not believe any divestitures should be required, at this time the Company does not know whether the FTC will require divestitures in order to approve the merger. Whatever decision is ultimately reached, the Company does not expect it to materially affect the economics of the merger. The Company continues to anticipate the transaction will close in the first half of 2015.

Internet Posting of Information

We routinely post information that may be important to investors in the “Investor Relations” section of our website at www.wmt.com. We encourage investors and potential investors to consult our website regularly for important information about us.

Wright Medical to Present Today at J.P. Morgan Healthcare Conference

Wright’s management will present today, January 12, 2015, at the J.P. Morgan Healthcare Conference at 2:30 p.m. Pacific Time. A live audio webcast of the conference presentation, along with the accompanying presentation materials, will be available on Wright’s corporate website at www.wmt.com/corporate, under the “Investor Info” link. The presentation materials, as well as the reconciliations of its non-GAAP financial measures, will be posted prior to the presentation as soon as practicable after the issuance of this press release. The audio webcast and accompanying presentation materials will be archived on this site under the “Investor Presentations” link following the conference.

About Wright Medical

Wright Medical Group, Inc. is a specialty orthopaedic company that provides extremity and biologic solutions that enable clinicians to alleviate pain and restore their patients’ lifestyles. The company is the recognized leader of surgical solutions for the foot and ankle market, one of the fastest growing segments in medical technology, and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit www.wmt.com.

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures, such as net sales, excluding the impact of foreign currency; operating income, as adjusted; net income, as adjusted; EBITDA, as adjusted; net income, as adjusted, per diluted share; effective tax rate, as adjusted; and free cash flow. The Company's management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company's operations, period over period. The measures exclude such items as costs associated with distributor conversions and non-competes, non-cash interest expense related to the Company's 2017 Convertible Notes, mark-to-market adjustments on derivative assets and liabilities, mark-to-market adjustments on CVRs and impairment and other charges to write down to fair value assets and liabilities acquired in the BioMimetic acquisition, transaction and transition costs, costs associated with management changes, fair value adjustments of contingent consideration, patent dispute settlement costs, and impacts from the sale of the OrthoRecon business, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company's reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. Forward-looking statements in this press release include, but are not limited to, statements about our outlook for our expected financial results for the fourth quarter and full year 2014; statements about the approvable status and anticipated final PMA approval of Augment® Bone Graft and the anticipated positive effects of such; and statements about the timing and anticipated benefits of the previously announced merger with Tornier. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, quarter end closing adjustments that could cause actual financial results to differ from anticipated results; uncertainties as to the timing of the Tornier transaction; uncertainties as to whether Tornier shareholders and Wright shareholders will approve the transaction; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction, or the terms of such approval; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, vendors and other business partners; the risk that shareholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability; other business effects, including the effects of industry, economic or political conditions outside of Wright’s or Tornier’s control; the failure to realize synergies and cost-savings from the transaction or delay in realization thereof; the businesses of Wright and Tornier may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; operating costs and business disruption following completion of the transaction, including adverse effects on employee retention and on Wright’s and Tornier’s respective business relationships with third parties; transaction costs; actual or contingent liabilities; the adequacy of the combined company’s capital resources; failure or delay in ultimately obtaining FDA approval of Wright’s Augment® Bone Graft for commercial sale in the United States, failure to achieve the anticipated benefits from approval of Augment® Bone Graft, and the risks identified under the heading “Risk Factors” in Wright’s Annual

Report on Form 10-K, filed with the SEC on February 27, 2014, and Tornier’s Annual Report on Form 10-K, filed with the SEC on February 21, 2014, as well as both companies’ subsequent Quarterly Reports on Form 10-Q and other information filed by each company with the SEC. Investors should not place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read Wright’s and Tornier’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this release, and Wright undertakes no obligation to update or revise any of these statements. Wright’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

IMPORTANT ADDITIONAL INFORMATION ABOUT THE PROPOSED MERGER WITH TORNIER AND WHERE TO FIND IT

In connection with the proposed merger, Tornier has filed with the U.S. Securities and Exchange Commission (SEC) a registration statement on Form S-4 that includes a preliminary joint proxy statement of Wright and Tornier that also constitutes a preliminary prospectus of Tornier. The registration statement is not complete and will be further amended. Wright and Tornier will make the final joint proxy statement/prospectus available to their respective shareholders. Investors are urged to read the final joint proxy statement/prospectus when it becomes available, because it will contain important information. The registration statement, definitive joint proxy statement/prospectus and other documents filed by Tornier and Wright with the SEC will be available free of charge at the SEC’s website (www.sec.gov) and from Tornier and Wright. Requests for copies of the joint proxy statement/prospectus and other documents filed by Wright with the SEC may be made by contacting Julie D. Tracy, Senior Vice President and Chief Communications Officer by phone at (901) 290-5817 or by email at julie.tracy@wmt.com, and request for copies of the joint proxy statement/prospectus and other documents filed by Tornier may be made by contacting Shawn McCormick, Chief Financial Officer by phone at (952) 426-7646 or by email at shawn.mccormick@tornier.com.

Wright, Tornier, their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from Wright’s and Tornier’s respective shareholders in connection with the proposed transaction. Information about the directors and executive officers of Wright and their ownership of Wright stock is set forth in Wright’s annual report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on February 27, 2014 and its proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on March 31, 2014. Information regarding Tornier’s directors and executive officers is contained in Tornier’s annual report on Form 10-K for the fiscal year ended December 29, 2013, which was filed with the SEC on February 21, 2014, and its proxy statement for its 2014 annual general meeting of shareholders, which was filed with the SEC on May 16, 2014. These documents can be obtained free of charge from the sources indicated above. Certain directors, executive officers and employees of Wright and Tornier may have direct or indirect interest in the transaction due to securities holdings, vesting of equity awards and rights to severance payments. Additional information regarding the participants in the solicitation of Wright and Tornier shareholders will be included in the joint proxy statement/prospectus.

--Tables Follow--

Wright Medical Group, Inc.
Consolidated Sales Analysis
(dollars in thousands-- preliminary unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2014	December 31, 2013	% change	December 31, 2014	December 31, 2013	% change
U.S.
Foot and Ankle	46,032	33,196	38.7%	148,631	115,642	28.5%
Upper Extremity	3,891	4,519	(13.9%)	15,311	17,423	(12.1%)
Biologics	12,118	11,042	9.7%	45,494	42,561	6.9%
Other	445	492	(9.6%)	2,641	2,022	30.6%
Total U.S.	$62,486	$49,249	26.9%	$212,077	$177,648	19.4%

International
Foot and Ankle	11,119	9,840	13.0%	47,001	35,020	34.2%
Upper Extremity	2,437	2,062	18.2%	11,312	7,240	56.2%
Biologics	5,153	4,818	7.0%	20,590	17,231	19.5%
Other	2,099	1,855	13.2%	7,047	5,191	35.8%
Total International	$20,808	$18,575	12.0%	$85,950	$64,682	32.9%

Global
Foot and Ankle	57,151	43,036	32.8%	195,632	150,662	29.8%
Upper Extremity	6,328	6,581	(3.8%)	26,623	24,663	7.9%
Biologics	17,271	15,860	8.9%	66,084	59,792	10.5%
Other	2,544	2,347	8.4%	9,688	7,213	34.3%
Total Sales	$83,294	$67,824	22.8%	$298,027	$242,330	23.0%

Wright Medical Group, Inc.
Supplemental Sales Information
(preliminary unaudited)

	Fourth Quarter 2014 Sales Growth/(Decline)
	Domestic As Reported	Int'l Constant Currency	Int'l As Reported	Total Constant Currency	Total As Reported
Product Line
Foot and Ankle	39%	20%	13%	34%	33%
Upper Extremity	(14%)	27%	18%	(1%)	(4%)
Biologics	10%	12%	7%	10%	9%
Other	(10%)	21%	13%	14%	8%
Total Sales	27%	19%	12%	25%	23%

Wright Medical Group, Inc.
Supplemental Sales Information
(preliminary unaudited)

	Full Year 2014 Sales Growth/(Decline)
	Domestic As Reported	Int'l Constant Currency	Int'l As Reported	Total Constant Currency	Total As Reported
Product Line
Foot and Ankle	29%	34%	34%	30%	30%
Upper Extremity	(12%)	58%	56%	8%	8%
Biologics	7%	22%	20%	11%	11%
Other	31%	36%	36%	34%	34%
Total Sales	19%	34%	33%	23%	23%

Wright Medical Group, Inc.
Reconciliation of Net Sales to Net Sales Excluding the Impact of Foreign Currency
(dollars in thousands-- preliminary unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2014		December 31, 2014
	International Net Sales	Total Net Sales	International Net Sales	Total Net Sales
Net sales, as reported	$20,808	$83,294	$85,950	$298,027
Currency impact as compared to prior period	1,220	1,220	644	644
Net sales, excluding the impact of foreign currency	$22,028	$84,514	$86,594	$298,671